SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 2, 1999




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)      Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314)231-1575
________________________________________________________________


_______________________________________________________________
(Former name or former address, if changes since last report.)





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ITEM 5.  OTHER EVENTS

A. On June 2, 1999, CPI Corp. issued the following press release:

    CPI CORP ANNOUNCES FIRST QUARTER RESULTS

    - Sales up 5.9%, with increased operating earnings
    - Sears Portrait Studios realize increased operating margins
    - Earnings of one cent per share versus prior-year loss of five cents

    St. Louis, MO, June 2, 1999 - CPI Corp. (NYSE - CPY) today reported 1999 first quarter sales of $77.7 million, up 5.9% from last year's $73.4 million, with operating earnings of $2.0 million compared with $0.8 million in 1998. The gains were due to improved performance in the core Portrait Studio segment, as results in the Wall Decor segment declined.
    While both years' first quarter results included recognition of $1.2 million income from the non-compete agreement with Kodak, and general corporate expenses were relatively flat, the company recorded 1999 first-quarter net earnings of $74,000 (1 cent per share) versus a loss of $506,000 (5 cents per share) in the 1998 first quarter.

    Sales for the 52 weeks ended May 1, 1999 were $393.8 million, 6.5% above the $369.9 million for the 53 weeks ended May 2, 1998, with operating earnings of $46.5 million, up 8.5% from the prior period's $42.8 million. Net earnings were $22.5 million compared to $14.6 million in the prior period. Diluted earnings per share were $2.21 compared to $1.27.

    Discussing first quarter results, Alyn V. Essman, chairman and chief executive officer, said, "We are pleased that sales in the Sears Portrait Studios increased to $65.1 million compared to the prior year's $60.1 million, and operating earnings increased to $3.0 million from $1.6 million, with operating margin of 4.5% compared to 2.7%. These increases are a continuation of the improvements we saw throughout 1998."

    Continuing, Essman said, "Sales in our Prints Plus business declined 4.7% to $12.6 million from last year's $13.2 million, while operating losses increased slightly to $1.0 million from $0.9 million. In addition to four fewer stores in operation this year, these minor decreases reflect comparisons against high 1998 sales levels which were stimulated by the introduction of new feature posters related to the movie 'Titanic' and other strong intros."

    Concluding, Essman said, "1999 is still a year for building and investing to support future growth, but we are pleased to see the year off to a good start."

    The statements contained in this release which are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for the Portrait Studio and Wall Decor segments, are only predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 6, 1999.

    CPI Corp. is a consumer services company currently operating
    1,029 Sears Portrait Studios in the U.S., Puerto Rico and
    Canada, and 152 Prints Plus wall decor locations.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS ENDED
MAY 1, 1999 AND MAY 2, 1998 (in thousands of dollars except
per share amounts) (Unaudited)
                                  12 Weeks Ended
                              ----------------------
                               05/01/99    05/02/98
                              ----------  ----------
Net Sales:
  Portrait studios            $  65,074   $  60,145
  Wall decor                     12,588      13,209
                              ----------  ----------
   Total net sales            $  77,662   $  73,354
                              ==========  ==========
Operating earnings:
  Portrait studios            $   2,951   $   1,642
  Wall decor                       (975)       (866)
                              ----------  ----------
   Total operating earnings       1,976         776

General corporate expense         2,750       2,578
                              ----------  ----------
Income (loss) from operations      (774)     (1,802)
Net interest expense                292         229
Interest in joint venture loss        -           -
Gain (loss) on sale of
  interest in Photofinishing
  segment                             -           -
Other income                      1,180       1,253
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                             114        (778)
Income tax expense (benefit)         40        (272)
                              ----------  ----------
Net earnings (loss)           $      74   $    (506)
                              ==========  ==========
Earnings (loss) per common
  share:
    Diluted                   $    0.01   $   (0.05)
    Basic                     $    0.01   $   (0.05)
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                      10,161       9,914
    Basic                         9,899       9,914


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS ENDED
MAY 1, 1999 AND THE FIFTY-THREE WEEKS ENDED MAY 2, 1998 (in
thousands of dollars except per share amounts) (Unaudited)
                               52 Weeks    53 Weeks
                                 Ended       Ended
                              ----------  ----------
                               05/01/99    05/02/98
                              ----------  ----------
Net Sales:
  Portrait studios            $ 330,476   $ 305,736
  Wall decor                     63,343      64,144
                              ----------  ----------
   Total net sales            $ 393,819   $ 369,880
                              ==========  ==========
Operating earnings:
  Portrait studios            $  45,585   $  43,396
  Wall decor                        893        (576)
                              ----------  ----------
   Total operating earnings      46,478      42,820

General corporate expense        16,090      14,980
                              ----------  ----------
Income (loss) from operations    30,388      27,840
Net interest expense                981       1,635
Interest in joint venture loss        -      (1,455)
Gain (loss) on sale of
  interest in Photofinishing
  segment                             -      (4,189)
Other income                      5,245       3,385
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                          34,652      23,946
Income tax expense (benefit)     12,128       9,328
                              ----------  ----------
Net earnings (loss)           $  22,524   $  14,618
                              ==========  ==========
Earnings (loss) per common
  share:
    Diluted                   $    2.21   $    1.27
    Basic                     $    2.27   $    1.30
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                      10,201      11,508
    Basic                         9,932      11,237


CPI CORP.
CONDENSED BALANCE SHEETS - FOR MAY 1, 1999 AND
MAY 2, 1998 (in thousands - unaudited)


                                       05/01/99      05/02/98
                                     -----------   ------------
Assets

  Current assets:
   Cash and cash equivalents         $   66,189    $     6,787
   Other current assets                  42,320         78,801
  Net property and equipment            108,561        121,311
  Other assets                            9,821          9,403
                                     -----------   ------------
    Total assets                     $  226,891    $   216,302
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   30,622    $    36,973
  Long-term obligations                  59,579         59,501
  Other liabilities                      20,328         17,721
  Stockholders' equity                  116,362        102,107
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  226,891    $   216,302
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  June 2, 1999
























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